 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 6, 2011

MEDL Mobile Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-166343	80-0194367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711B Madison Lane Falls Church, Virginia	22041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 247-8363
Resume in Minutes, Inc.
(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2011, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada in order to change our name to “MEDL Mobile Holdings, Inc.” from “Resume in Minutes, Inc.”   Our name change is expected to be effective for our principal market, the over the counter bulletin board, on June 20, 2011, at which time a new trading symbol will also become effective.  In connection with the foregoing, we are exploring additional business opportunities.  As a result, our historical business may be discontinued due to the reevaluation of our business, among other reasons.  We have entered into informal non-binding confidential discussions with several companies concerning possible business acquisition opportunities in the field of mobile applications.  However, there exist no agreements or understandings as to any such opportunities as of the date of this current report.

Item 8.01	Other Events.

On June 3,  2011,  our board of directors authorized a 37.39716 for one forward split of our outstanding common stock in the form of a dividend, whereby an additional 36.39716 shares of common stock, par value $0.001 per share, will be issued for each one share of common stock outstanding on June 20, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment dated June 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2011
MEDL MOBILE HOLDINGS, INC.
	By:	/s/ Novaira Haider
	Name:	Novaira Haider
	Title:	Chief Executive Officer